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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 1, 2001



                                Engle Homes, Inc.

             (Exact name of registrant as specified in its charter)



             Florida                             333-40741                              59-2214791
  (State or other jurisdiction           (Commission File Number)            (IRS Employer Identification No.)
of incorporation or organization)



                              123 N.W. 13th Street
                           Boca Raton, Florida 33432
             (Address of Registrant's principal executive offices)


                                  561-391-4012
              (Registrant's telephone number, including area code)




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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On October 1, 2001, Engle Homes, Inc. (the "Company") dismissed BDO Seidman, LLP as its independent accountants. The Company's Board of Directors approved the dismissal of BDO Seidman, LLP as its independent accountants. The Company engaged Ernst & Young, LLP as its new independent certified public accountants as of October 1, 2001. The Company had not consulted Ernest & Young, LLP on any accounting issues.

         The reports of BDO Seidman, LLP on the Company's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         In connection with its audits for the two most recent fiscal years ending on December 31, 2000 and October 31, 1999 and during the subsequent interim period through October 1, 2001, there have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP would have caused them to make reference thereto in their report on the financial statements for such years.

         The Company has requested that BDO Seidman, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 8, 2001, is filed as Exhibit 1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

99.1    Letter from BDO Seidman, LLP dated October 8, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ENGLE HOMES, INC., a Florida corporation


                              By: /s/  David Shapiro
                                  ----------------------------------------------
                              David Shapiro
                              Vice President-Finance and Chief Financial Officer

Date:    October 8, 2001



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                                  EXHIBIT INDEX



Exhibit No.       Description
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99.1              Letter from BDO Seidman, LLP dated October 8, 2001.




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